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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 28, 2004

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Item 5—Other Events

Item 701 Disclosure—Recent Sales of Unregistered Securities

        On January 27, 2004, we issued 22,000 shares of our restricted Series C Convertible Preferred Stock and 200,000 common stock purchase warrants to two accredited investors in exchange for their investment of $2,200,000. In addition, we paid a due diligence fee of $185,000, reimbursement of $15,000 in expenses and issued 227,701 three-year warrants exercisable at $1.25 to Mercator Advisory Group. The following sets forth the information required by Item 701 in connection with that transaction:

        (a)   The transaction was completed effective January 27, 2004. We issued 22,000 shares of our restricted Series C Convertible Preferred Stock and 200,000 common stock purchase warrants to two accredited investors. We issued 227,701 three year common stock purchase warrants exercisable at $1.25 to Mercator Advisory Group as a portion of its due diligence fee.

        (b)   There was no placement agent or underwriter for the transaction. The two accredited investors are affiliated with the Mercator Advisory Group.

        (c)   The total offering price was $2,200,000. No underwriting discounts or commissions were paid. We paid a fee of $185,000 to Mercator Advisory Group as part of its due diligence fee.

        (d)   We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction and Regulation D. We did not engage in any public advertising or general solicitation in connection with this transaction that was in negotiation for more than two months. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investors obtained all information regarding Isonics they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities in exchange for the license agreement.

        (e)   The Series C Preferred Stock has a liquidation preference of $100 per share, and is convertible into common stock at a price to be determined, but not lower than $0.95 per share (that is, not more than 105.27 shares of common stock for each share of Series C Preferred Stock). Each warrant is exercisable to purchase one share of common stock at an exercise price of $1.25 through January 27, 2007. We have an obligation to register the shares included in the units and underlying the warrants, including the obligation to file a registration statement within 30 days of January 27, 2004 (subject to a fifteen day extension).

        (f)    We will use the proceeds for life sciences, repayment of accrued liabilities and general corporate purposes.

Item 7—Financial Statements and Exhibits

        (a)   Financial Statements of Businesses Acquired.

          Not applicable.

        (b)   Pro forma financial information.

          Not applicable.

        (c)   Exhibits

    1
    Certificate of Determination for Series C Convertible Preferred Stock

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of January 2004.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 5—Other Events
  Item 7—Financial Statements and Exhibits
SIGNATURES